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                                                                  EXHIBIT 10.9.3

THIS CONTRACT IS SUBJECT TO ARBITRATION PURSUANT TO S.C. CODE  SS. 15-48-10*


STATE OF SOUTH CAROLINA             )
                                    )        EMPLOYMENT AGREEMENT
COUNTY OF GREENVILLE                )

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into effective as of the 15th day of March, 2000 (the "Effective Date") by and between Riley M. Murphy, an individual (the "Employee"), and TriVergent Communications, Inc., a South Carolina corporation headquartered in Greenville, South Carolina (the "Company"). As used herein, the term "Company" shall include the Company and any and all of its subsidiaries where the context so applies.

                               W I T N E S S E T H

         WHEREAS, the Company desires to enter into an employment relationship with Employee on certain terms and conditions as set forth herein; and

         WHEREAS, Employee has agreed to accept such employment upon the terms and conditions as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Position. Subject to the terms and conditions of this Agreement, the Company hereby employs the Employee and Employee hereby accepts such employment as General Counsel of the Company reporting to the Chief Executive Officer. As soon as practicable, the Company will seek the approval of the Company's Board of Directors to designate Employee as Senior Vice President of Law, and Secretary.

2. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified below.

         "Change in Control" shall mean:

                  (i) the acquisition, directly or indirectly, by any Person (other than (A) any employee plan established by the Company, (B) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing an aggregate of 20% or more of the combined voting power of the Company's then

--------------------

         * UNLESS THE UNITED STATES ARBITRATION ACT APPLIES.


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         outstanding voting securities;

                  (ii) during any period of up to two consecutive years individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof, provided that any person who becomes a director subsequent to the beginning of such period and whose nomination for election is approved by at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved (other than a director (A) whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act, or (B) who was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) hereof) shall be deemed a director as of the beginning of such period;

                  (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of any Company, at least 51% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 25% or more of the combined voting power of the Company's then outstanding voting securities; or
         (C) a plan of complete liquidation of the Company or an agreement for the sale or disposition of the Company of all or substantially all of the Company's assets; or

                  (iv) the occurrence of any other event or circumstance which is not covered by (i) through (iii) above which the Board determines affects control of the Company and, in order to implement the purposes of this Agreement as set forth above, adopts a resolution that such event or circumstance constitutes a Change in Control for the purposes of this Agreement.

         "Cause" shall mean:

                  (i) in the absence of a Change in Control: (a) fraud; or (b) embezzlement; or (c) conviction of the Employee of any felony; or (d) a material breach of, or the willful failure or refusal by the Employee to perform and discharge the Employee's duties, responsibilities and obligations under, this Agreement, as determined by the Board in its reasonable judgment, or the repeated failure of the Employee to follow reasonable directives and performance standards established by the Board, but only if (1) the Employee has been provided with written notice of any assertion that there is a basis for termination for cause which notice shall specify in reasonable detail specific facts regarding any such assertion, (2) such written notice is provided to the Employee a reasonable time before the Board meets to consider any possible termination for cause, (3) at or prior to the meeting of the Board to consider the matters described in the written notice, an opportunity is provided to the Employee and her counsel to be heard before the Board with respect to the matters described in the written notice, (4) any resolution or other Board action held with respect to any deliberation regarding or decision to terminate the Employee for cause is duly adopted by a vote of a majority of the entire Board of the Company at a meeting of the Board



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         called and held and (5) the Employee is promptly provided with a copy of the resolution or other corporate action taken with respect to such termination. No act or failure to act by the Employee shall be considered willful unless done or omitted to be done by her not in good faith and without reasonable belief that her action or omission was in the best interests of the Company; or (e) any act of moral turpitude or willful misconduct by the Employee which is intended to result in personal enrichment of the Employee at the expense of the Company, or any of its affiliates, or which has a material adverse impact on the business or reputation of the Company or any of its affiliates (such determination to be made by the Board in its reasonable judgment); or
         (f) intentional material damage to the property or business of the Company; or (g) gross negligence; or (h) the ineligibility of the Employee to perform her duties because of a ruling, directive or other action by any agency of the United States or any state of the United States having regulatory authority over the Company.

                  (ii) after a Change in Control: (a) fraud; (b) embezzlement;
         (c) conviction of the Employee of any felony; (d) the willful and continued failure of the Employee substantially to perform her duties with the Company (other than any failure due to physical or mental incapacity) or the willful misconduct materially and demonstrably injurious to the Company, in each case, as determined in the reasonable discretion of the Board, but only if (1) the Employee has been provided with written notice of any assertion that there is a basis for termination for cause which notice shall specify in reasonable detail specific facts regarding any such assertion, (2) such written notice is provided to the Employee a reasonable time before the Board meets to consider any possible termination for cause, (3) at or prior to the meeting of the Board to consider the matters described in the written notice, an opportunity is provided to the Employee and her counsel to be heard before the Board with respect to the matters described in the written notice, (4) any resolution or other Board action held with respect to any deliberation regarding or decision to terminate the Employee for cause is duly adopted by a vote of a majority of the entire Board of the Company at a meeting of the Board called and held and (5) the Employee is promptly provided with a copy of the resolution or other corporate action taken with respect to such termination;. No act or failure to act by the Employee shall be considered willful unless done or omitted to be done by her not in good faith and without reasonable belief that her action or omission was in the best interests of the Company. The unwillingness of the Employee to accept any or all of a change in the nature or scope of her position, authorities or duties, a reduction in her total compensation or benefits, a relocation that she deems unreasonable in light of her personal circumstances, or other action by or request of the Company in respect of her position, authority, or responsibility that she reasonably deems to be contrary to this Agreement, may not be considered by the Board to be a failure to perform or misconduct by the Employee.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, rule or regulation of similar effect.

         "Disability" or "Disabled" shall mean the Employee's inability as a result of physical or mental incapacity to substantially perform her duties for the Company on a full-time basis for a period of six (6) months.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Involuntary Termination" shall mean the termination of Employee's employment by the Employee which is due to (i) a significant and material change of the Employee's responsibilities, position



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         authority or duties; or (ii) a significant and material change in the terms or status of this Agreement; or (iii) a significant and material reduction in the Employee's compensation or benefits.

         "Person" shall mean any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

3. Duties. During the term hereof, the Employee shall have such duties and authority as are typical of someone in her position with a company such as the Company, including, without limitation, those specified in the Company's bylaws or those reasonably set forth by the Board. Employee agrees that during the Term hereof, she will devote her full time, attention and energies to the diligent performance of her duties. Employee shall not, without the prior written consent of the Company, at any time during the Term hereof (i) accept employment with, or render services of a business, professional or commercial nature to, any Person other than the Company, (ii) engage in any venture or activity which the Company may in good faith consider to be competitive with or adverse to the business of the Company or of any affiliate of the Company, whether alone, as a partner, or as an officer, director, employee or shareholder or otherwise, except that the ownership of not more than 5% of the stock or other equity interest of any publicly traded corporation or other entity shall not be deemed a violation of this Section, or (iii) engage in any venture or activity which the Board may in good faith consider to interfere with Employee's performance of her duties hereunder. The Company agrees that Employee may serve on the board of and/or participate in industry and trade associations, so long as such activities do not interfere with the discharge of her duties at the Company.

4. Term. Unless earlier terminated as provided herein, the Employee's employment hereunder shall be for a rolling term of two years (the "Term") commencing on the Effective Date hereof. This Agreement shall be deemed to extend each day for an additional day automatically and without any action on behalf of either party hereto.

         4.1 Upon Employee's death or Disability, the Company shall have the right to terminate this Agreement immediately. Upon such termination, the Employee (or her estate) shall be entitled to receive from the Company as severance upon such termination, the compensation and benefits, as provided in
Section 5, remaining in the Term.

         4.2 At any time, the Company shall have the right to terminate Employee's employment immediately for Cause, after which the Company's obligation hereunder shall cease as of the date of the termination.

         4.3 At any time, after March 24, 2001, for any or no reason, the Company, by written notice to Employee, may cause this Agreement to cease to extend automatically and, upon such notice, the Term of this Agreement shall be the one year following the date of such notice, and this Agreement shall terminate automatically upon the expiration of such Term, after which the Company's obligation hereunder shall cease.

                  4.3.1 If the Company terminates the Agreement prior to a Change in Control for any reason other than for Cause after it fixes the Term pursuant to this section 4.3, the Employee shall be entitled to receive as severance upon such termination, the compensation and benefits, as provided in
Section 5, remaining in the Term.

                  4.3.2 If the Company fixes the Term pursuant to this section
4.3 after a Change in Control, the Employee shall be entitled to receive as severance upon such termination, twenty-four (24) months of her annual compensation and benefits being paid at the time of termination, as provided in
Section 5.



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         4.4 Employee shall have the right to terminate her employment hereunder if (i) the Company materially breaches this Agreement and such breach is not cured within 30 days after written notice of such breach is given by Employee to the Company; (ii) there is an Involuntary Termination; or (iii) for no reason.

                  4.4.1 If Employee terminates her employment other than pursuant to clauses (i) or (ii) of this Section 4.4, the Company's obligations under this Agreement shall cease as of the date of such termination.

                  4.4.2 If Employee terminates her employment hereunder pursuant to either clause (i) or clause (ii) of this Section 4.4, Employee shall be entitled to receive twelve (12) months of her annual compensation and benefits being paid at the time of termination, as provided in Section 5.

         4.5 In the event of termination pursuant to Sections 4.3.1 or 4.3.2 or
Section 4.4.2:

                  4.5.1 the Employee shall be deemed to be credited with service with the Company for such remaining Term for the purposes of the Company's benefit plans; and

                  4.5.2 the Employee shall be deemed to have retired from the Company and shall be entitled as of the termination date, or at such later time as she may elect to commence receiving the total combined qualified and non-qualified retirement benefit to which she is entitled hereunder, or her total non-qualified retirement benefit hereunder if under the terms of the Company's qualified retirement plan for salaried employees, she is not entitled to a qualified benefit.

         If any provision of this Section 4.5 cannot, in whole or in part, be implemented and carried out under the terms of the applicable compensation, benefit, or other plan or arrangement of the Company because the Employee has ceased to be an actual employee of the Company, because the Employee has insufficient or reduced credited service based upon her actual employment by the Company, because the plan or arrangement has been terminated or amended after the effective date of this Agreement, or because of any other reason, the Company itself shall pay or otherwise provide the equivalent of such rights, benefits and credits for such benefits to Employee, her dependents, beneficiaries and estate.

         4.6 Following a Change in Control, in addition to any other termination payment contained in this Section 4 (the "Termination Payments"), the Employee shall also be entitled to receive an additional payment in an amount equal to all taxes (including any interest or penalties imposed with respect to such taxes) owed by the Employee on these payments, including, without limitation, any income taxes or excise taxes (including, without limitation, any tax imposed by Section 4999 of the Code) and any interest and penalties imposed with respect thereto.

         4.7 Any Termination Payment shall be made immediately in a lump sum payment.

5. Compensation And Benefits. In consideration of Employee's services and covenants hereunder, Company shall pay to Employee the compensation and benefits described below (which compensation shall be paid in accordance with the normal compensation practices of the Company and shall be subject to such deductions and withholdings as are required by law or policies of the Company in effect from time to time):

         5.1 Annual Salary. During the Term hereof, the Company shall pay to Employee a base salary of $150,000. Thereafter, Employee's salary shall be reviewed by the Compensation Committee of the Board at the beginning of each of its fiscal years and, in its sole discretion, may be increased for such year.

         5.2 Cash Bonus. In addition to the above salary, Employee shall receive a guaranteed bonus of $50,000 in her first year, payable no later than December 31, 2000. Thereafter, Employee shall be



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eligible to receive an annual bonus of not less than $50,000 based upon the achievement of certain performance goals for the Company as determined each year by the Compensation Committee of the Board of Directors.

         5.3 Benefits. Employee shall be entitled to share in any employee benefits generally provided by the Company to its most highly ranking Employees and officers for so long as the Company provides such benefits and to any other benefits given to Employee in the sole discretion of the Board.

         5.4 Sign-on Bonus. Employee shall receive a one-time sign-on bonus of $150,000 payable on or before March 15, 2000.

         5.5 Business expenses.

                  5.5.1 The Company shall reimburse Employee for all reasonable business and professional expenses incurred by Employee in connection with her employment within thirty (30) days of the Company's receipt of vouchers, receipts, or other appropriate documentation.

                  5.5.2 The Company shall reimburse Employee up to $2000 per month for living expenses and up to $2000 per month for travel expenses incurred in connection with her commute from Virginia to South Carolina, if such expenses are expended and documented, through September 15, 2000. Subsequent to September 15, 2000, Company and Employee will evaluate whether continuation of such reimbursement is warranted in light of her overall compensation package and relocation to South Carolina.

                  5.5.3 The Company shall reimburse Employee for all reasonable and documented costs that Employee incurs for relocating to Greenville, South Carolina, such as seller's broker's commission, closing costs, and moving expenses.

                  5.5.4 The Company shall reimburse Employee up to $25,000 per year for discretionary expenses.

         5.6 Vacation. Employee shall be entitled to an annual vacation of not more than three (3) weeks. Scheduling of such vacation shall be with the reasonable consent of the Company.

         5.7 Stock Purchase and Loan. The Company shall use its best efforts to allow Employee to purchase up to 35,000 shares of Series C Convertible Preferred Stock in the Company's current offering of up to 4,214,703 shares of Series C Convertible Preferred Stock (expected to be consummated in March 2000), such purchase to be at a price of $4.25 per share and on the same terms and conditions applicable to other purchasers in such offering. To this end, Company shall extend a loan to Employee on March 15, 2000 in the amount of $148,750 (evidenced by a Promissory Note in the form attached hereto). Such loan bears simple interest at the rate of 10% per year, and the principal and interest on such loan shall be due and payable on March 15, 2003. Employee shall pay interest only on each anniversary of the Promissory Note until maturity.

         5.8 Stock Options. Simultaneous to the execution of this Agreement, the Company shall grant to Employee options to purchase 250,000 shares pursuant to the Stock Option Agreement attached hereto.

6. Gross-Up of Payments. It is the intention of the parties that:

          (i) the net amount of all Termination Payments retained by the Employee after deduction for and payment of all applicable federal, state and local taxes (the "Withholding Taxes") payable by or on behalf of the Employee shall be equal to the gross amount of the Termination Payments without regard to any such deductions or payments (the "Net Termination Payments") and

         (ii) the net amount of all other payments or benefits received or to be received by the Employee



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from the Company or one of its benefit plans as a direct or indirect result of or in connection with a Change in Control or in connection with Termination within one year of a Change in Control, from whatever source other than a Termination Payment (the "Other Payments"), that are or become subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code, shall be equal to the gross amount of the Other Payments without regard to deduction or payment or any such Excise Tax.

         Accordingly, the Termination Payments otherwise payable hereunder shall be increased by an amount of cash (the "Withholding Gross-Up Payment") equal to all Withholding Taxes payable by or on behalf of the Employee in respect of the Termination Payments, including any Withholding Taxes as may be due in respect of such additional amounts to be paid pursuant to this sentence as will result in the Employee actually retaining an amount equal to the Net Termination Payments. In addition, if the sum of the Termination Payments, the Withholding Gross-Up Payment and the Other Payments (the "Total Payments") are or become subject to the Excise Tax, the Company shall pay the Employee within 30 days of the termination date an additional cash amount (the "Excise Gross-Up Payment") such that the net amount actually retained by the Employee, after deduction for or payment of any Excise Tax on the Total Payments and the sum of any Withholding Taxes upon the payment provided by this sentence shall be equal to the Total Payments (the "Net Total Payments"). For the purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, the following shall apply:

         6.1 All "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Employee, such other payments or benefits (in whole or in part) described in clause (a) above do not constitute parachute payments or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280(G)(b)(4) of the Code;

         6.2 the amount of the Termination Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of:

                  (i) the total amount of the Termination Payments; and

                  (ii) the amount of excess parachute payments within the meaning of Sections 280G(b)(1) and (4) (after applying Sections 6.1 and
         6.2 above)

         6.3 the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code; and

         6.4 the Employee shall be deemed to pay federal income taxes, and state and local income taxes in the state and locality of the Employee's residence on the date of Termination, at the highest marginal rate of income taxation in effect in the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local income taxes.

         Provided, that in the event the Excise Tax or Withholding Taxes are subsequently determined to be less than the amounts taken into account hereunder at the time of the payment of the Withholding Gross-Up Payments or the Excise Tax Gross-Up Payment, the Employee shall repay the Company the portion of such payments attributable to such reduction, or in the event that the Excise Tax or the Withholding Taxes are subsequently determined to exceed the amount taken into account hereunder at the time of the



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payment of the Withholding Gross-Up Payment or the Excise Tax Gross-Up Payment
(including by reason of any payment the existence or amount of which cannot be determined at the time of such payments), the Company shall make an additional Gross-Up Payment in respect of such excess, in each case, payment to be made within 30 days after the final determination of the amount of the reduction or excess, as the case may be, together with interest thereon at the rate provided in Section 1274(b)(2)(B) of the Code.

7. Confidential Information. Employee acknowledges that the proprietary information, observations and data obtained by Employee while employed by the Company concerning the business or affairs of the Company or any affiliate or subsidiary thereof ("Confidential Information") is the property of the Company. Therefore, Employee agrees not to disclose to any unauthorized person or use for the Employee's account any Confidential Information without the prior written consent of the Company. Upon request, Employee shall deliver to the Company at the termination of this Employment Agreement, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the Confidential Information or the business of the Company, subject to the provisions of paragraph 7 hereof. The provisions of this paragraph 7 shall not apply to the following:

         a. information that is part, or becomes part, of the public domain, through no act or omission of Employee;

         b. information that was already known to Employee at the time of its disclosure hereunder, including without limitation information gained by virtue of Employee's past experience and know-how, but excluding information gained as a result of his past representation of the Company as one of its outside attorneys;

         c. information that, subsequent to its disclosure hereunder, is obtained by Employee from a third party who rightfully possesses such information and has no obligation to maintain its confidentiality; and

         d. information that is developed through the independent research of Employee, without any reliance upon or use of information disclosed hereunder.

         The obligation not to disclose Confidential Information, as set forth herein, is not intended to, nor shall it prohibit, Employee, consistent with the Code of Professional Responsibility, from disclosing Confidential Information, or parts thereof, pursuant to a lawfully issued subpoena, court order, statute or regulations compelling such divulgence, provided that Employee gives reasonable notice to the Company in advance of such divulgence so that the Company may seek to quash the subpoena, obtain a protective order, or take other appropriate measures under such circumstances and the Employee discloses only the minimum necessary to comply with such subpoena, court order, statute or regulation.

8. Assignment. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills of Employee, and agree that Employee may not assign any of her rights or delegate any of her duties or obligations under this Agreement. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

9. Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven days after mailing



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if mailed, first class, certified or registered mail, postage prepaid:

                  To the Company:           TriVergent Communications, Inc.
                                            200 N. Main Street
                                            Suite 303
                                            Greenville, SC 29601
                                            Fax No. 864-271-7810

                  To Employee:              Riley M. Murphy
                                            9008 Potomac Forest Drive
                                            Great Falls, VA 22066
                                            Fax No. 703-757-9476

                  Any party may change the address to which notices, requests, demands, and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

10. Provisions Severable. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

11.  Dispute Resolution.

         11.1 Mediation. If a dispute arises out of or in any way relates to this Agreement or Employee's employment, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation before resorting to arbitration, litigation, or some other formal dispute resolution procedure. Any such dispute shall be submitted to a mediator selected by mutual agreement of the parties. Unless the parties agree to an alternative arrangement, the mediator's fee and expenses shall be equally divided between the parties.

         11.2 Arbitration. Should any dispute arising out of or in any way relating to this Agreement or Employee's employment or the termination of Employee's employment not be resolved by negotiation or mediation, the parties agree to waive their right to a jury trial and agree to submit the dispute to arbitration. Unless otherwise provided herein, the arbitration shall be conducted by a single arbitrator in accordance with the National Rules for the Resolution of Employment Disputes published by the American Arbitration Association. The arbitration shall be conducted in Greenville County, South Carolina. The arbitrator shall be selected by mutual agreement of the parties. If the parties cannot agree on an arbitrator within thirty (30) days after written request for arbitration is made by one party to the controversy, a neutral arbitrator shall be appointed according to the procedures set forth in the American Arbitration Association National Rules for the Resolution of Employment Disputes. In rendering the award, the arbitrator shall have the authority to resolve only the legal dispute between the parties, shall not have the authority to abridge or enlarge substantive rights or remedies available under existing law, and shall determine the rights and obligations of the parties according to the substantive and procedural laws of South Carolina. In addition, the arbitrator's decision and award shall be in writing and signed by the arbitrator, and accompanied by a written concise explanation of the basis of the award. The award rendered by the arbitrator shall be final and binding, and judgment on the award may be entered in any court having



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jurisdiction thereof. The arbitrator is authorized to award any party a sum deemed proper for the time, expense, and trouble of arbitration, including arbitration fees and attorneys' fees.

         11.3 Types of Claims. All legal claims brought by Employee against Company related to this Agreement, the employment relationship, terms and conditions of employment, and/or termination from employment are subject to this dispute resolution procedure. These include, by way of example and without limitation, any legal claims based on alleged discrimination or retaliation on the basis of race, sex, religion, national origin, age or disability, whether based on state or federal law; workers' compensation retaliation; defamation; invasion of privacy; infliction of emotional distress and/or breach of an express or implied contract. The above terms notwithstanding, any legal claim brought by Employee or Company for or relating to workers' compensation, unemployment compensation benefits, breach, violation or misappropriation of Company's trade secrets, provisions of any confidentiality agreements or noncompete agreements, and claims alleging status or membership with regard to any employment benefit plan are not subject to this dispute resolution procedure.

12. Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition. No waiver shall be valid unless in writing signed by the party sought to be bound.

13. Company and Employee Representations. Employee represents and warrants to Company that other than her expired agreement with her former employer, she is subject to no agreement or obligation, which includes any non-competition or confidentiality agreement. Employee agrees to hold Company and its officers, directors, employees, managers, members, shareholders and agents harmless from any claim (and the expenses associated therewith) arising from a breach of this warranty and representation.

14. Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by other parties hereto. The parties hereby agree that this Agreement contains the entire agreement and understanding by and between the parties with respect to Employee's employment, and no representations, promises, agreements, or understandings, written or oral, relating to the employment of the Employee by the Company not contained herein shall be of any force or effect.

15. Assignment of Intellectual Property. Employee agrees to promptly disclose to Company, in writing, all inventions, discoveries and improvements devised by Employee as part of her employment duties with Company, and hereby transfers and assigns to Company all rights, title and interest, domestic and foreign, to such inventions, etc. At the request of Company, Employee will execute, either during or after her employment with Company, any documents, including applications for patents and assignments, necessary or desired by Company. Employee will cooperate with the filing and prosecution of any such patent applications whenever Company so requests without further compensation. Employee attaches hereto a complete list of all inventions that Employee made or conceived prior to her employment by Company, if any exist, and Company agrees that these inventions shall be excluded from this Agreement.

16. Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of South Carolina, without giving effect to South Carolina's rules of conflicts law, and regardless of the place or places of its physical execution or performance.

17. Captions. The captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

18. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

                             [signatures to follow]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Witness                                         Employee

_______________________________                 _______________________________
                                                Riley M. Murphy

                                                TRIVERGENT COMMUNICATIONS, INC.

_______________________________                 By:____________________________
                                                Its: __________________________